CENTENNIAL CELLULAR CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-Q
                   For the Six Months Ended November 30, 1996

          Exhibit 10.3 Agreement with Peter J. Solomon Company Limited




                                                       October 15, 1996

PERSONAL AND CONFIDENTIAL

Centennial Cellular Corp.
50 Locust Avenue
New Canaan, CT  06840

Attention:  Mr. Bernard P. Gallagher
            Chairman and Chief Executive Officer

Ladies and Gentlemen:

                  The purpose of this letter is to confirm the engagement of Peter J. Solomon Company Limited ("PJSC") by Centennial Cellular Corp. ("the Company") on an exclusive basis to render financial advisory services to the Company in connection with a possible transaction (a "Transaction") or series or combination of Transactions involving the Company's Investment Interests (as such term is defined in the Company's 1996 Form 10-K) located in the Sacramento Valley Cluster and in San Francisco, CA; Lawrence, PA; Coconino, AZ; Del Norte, CA and Modos, CA (collectively, the "Designated Assets"), whereby, directly or indirectly, an ownership interest in the Designated Assets is transferred, in whole or in part, for consideration to any person or entity (a "Buyer"), including, without limitation, a sale or exchange of partnership interests, capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture or partnership, or any other business combination or similar transaction.

                  Section 1. Services to be Rendered. PJSC will perform such of the following financial advisory services as the Company may reasonably request:

                  (a) PJSC will familiarize itself to the extent it deems appropriate and feasible with the business, operations,


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Centennial Cellular Corp.
October 15, 1996

Page -2-

properties, financial condition and prospects of the Designated Assets and to the extent relevant, any prospective Buyer, it being understood that PJSC shall, in the course of such familiarization, rely entirely upon the accuracy of publicly available information and such other information as may be supplied by the Company of such Buyer, without independent investigation;

                  (b) PJSC will advise and assist the Company in developing a general strategy for accomplishing a Transaction;

                  (c) PJSC will advise and assist the Company in identifying potential Buyers and will, on behalf of the Company, contact such potential Buyers as the Company may designate;

                  (d) At the Company's request, PJSC will assist the Company in the preparation of descriptive data concerning the Designated Assets, based upon information provided by the Company, the reasonableness, accuracy and completeness of which information PJSC will not be required to investigate and about which PJSC will express no opinion;

                  (e) PJSC will consult with and advise the Company concerning opportunities for any Transaction and periodically advise the Company as to the status of dealings with any potential Buyer;

                  (f) PJSC will advise and assist the Company in the course of its negotiations of a Transaction with any potential Buyer;

                  (g) PJSC will advise the Company in the execution of and closing under a definitive agreement related to a Transaction; and

                  (h) PJSC will render such other financial advisory services as may from time to time be agreed upon by PJSC and the Company.

                  Section 2.  Information Provided by the Company.

                  (a) The Company shall furnish to PJSC the names of all parties with which it has had discussions or contacts prior to or after the date hereof concerning any Transaction;

                  (b) Subject to any pre-existing confidentiality obligations, the Company shall make available (and shall request that each prospective Buyer with which the Company enters into negotiations make available) to PJSC all information concerning


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Centennial Cellular Corp.
October 15, 1996

Page -3-

the business, assets, liabilities, operations, prospects and financial or other condition of the Company, the Designated Assets or such Buyer which PJSC reasonably requests in connection with the rendering of services hereunder; and

                  (c) The Company recognizes and confirms that PJSC (i) will use and rely primarily on the information provided by the Company and any prospective Buyer and on information available from generally recognized public sources in performing the services contemplated hereby without having assumed any responsibility for independently verifying the same; (ii) does not assume responsibility for the accuracy or completeness of any such information; and
(iii) will not make an appraisal of the Designated Assets or any assets of any prospective Buyer. The Company confirms that any such information to be furnished by the Company when delivered will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any fact necessary to make the statements contained therein not misleading. The Company will promptly notify PJSC if the Company learns of any material inaccuracy or misstatement in, or any material omission from, any such information furnished by the Company to PJSC.

                  Section 3. Fees. As compensation for the services rendered hereunder, the Company agrees to pay PJSC (via wire transfer) the following fees in cash:

                  (a) $100,000, payable upon the Company's execution of this letter agreement; plus

                  (b) an additional fee (the "Transaction Fee") equal to a percentage of the Aggregate Consideration (as defined below) paid or payable in connection with a Transaction, in accordance with the fee schedule listed below, less the amount paid under the immediately preceding clause (a), provided however, that in no event shall the aggregate or total Transaction Fee (after taking into account such deduction) be less than $650,000.

       Aggregate Consideration                           Fee Percentage
       -----------------------                           --------------
       Below $50 million                                      1.75%

       $100 million                                           1.50%

       Greater than or equal to $150 million                  1.25%


                  The applicable Transaction Fee percentage for Aggregate Consideration amounts which fall between the amounts listed above


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Centennial Cellular Corp.
October 15, 1996

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shall be calculated based on a straight line interpolation of the percentages in the fee schedule. In the event that the Company sells or otherwise disposes of the Designated Assets in more than one Transaction, Aggregate Consideration shall be calculated for each Transaction separately and shall not be cumulative for the purposes of determining the Transaction Fee percentage. Such fee shall be contingent upon the consummation of a Transaction and shall be payable at the closing thereof, provided that compensation attributable to that part of Aggregate Consideration which is contingent upon the realization of future financial performance (e.g. an earn-out or similar provision) shall be paid by the Company to PJSC promptly upon the receipt of such Aggregate Consideration by the Company, its shareholders or other parties. Compensation attributable to that part of Aggregate Consideration which is deferred (including without limitation any Aggregate Consideration held in escrow) but not contingent in any way shall be valued at the total stated amount of such consideration without applying a discount thereto and shall be paid by the Company at the closing of a Transaction.

                  For purposes hereof, the term "Aggregate Consideration" shall mean the total amount of all cash, securities, contractual arrangements (including the value of any long-term lease arrangements between the Company and a Buyer or put or call agreements) and other properties paid or payable, directly or indirectly in connection with a Transaction. Aggregate Consideration shall also include, without duplication, the amount of any short-term debt and long-term liabilities of the Company related to the Designated Assets (including the principal amount of any indebtedness for borrowed money and capitalized leases and the full amount of any off-balance sheet financings) repaid or retired in connection with or in anticipation of a Transaction or assumed by or transferred to a Buyer in connection with a Transaction. The value of securities that are freely tradable in an established public market will be determined on the basis of the last market closing price prior to the consummation of a Transaction. The value of securities, long-term lease payments and other consideration that are not freely tradable or have no established public market, or if the consideration utilized consists of property other than securities, the value of such property shall be the fair market value thereof as determined in good faith by PJSC and the Company, provided, however, that all debt securities shall be valued at their stated principal amount without applying a discount thereto.

                  Section 4. Expenses. Whether or not any Transaction is proposed or consummated and without in any way reducing or affecting the provisions of Exhibit A hereto; the Company shall reimburse PJSC for its reasonable out-of-pocket expenses incurred


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Centennial Cellular Corp.
October 15, 1996

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in connection with the execution and delivery of this letter agreement, the provision of services hereunder and the consummation of any Transaction contemplated or attempted hereby including, without limitation, the reasonable fees and disbursements of PJSC's counsel. Out-of-pocket expenses shall include, but not be limited to, travel and lodging, data processing and communication charges, research and courier services. The Company shall promptly reimburse PJSC upon the presentation of an invoice or other similar documentation.

                  Section 5. Indemnity. The Company agrees to the provisions of Exhibit A affixed hereto and incorporated herein by reference, which provisions shall survive the termination or expiration of this letter agreement.

                  Section 6. Term. The term of PJSC's engagement shall extend from the date hereof until June 30, 1997 and shall continue thereafter until three months after such time as the Company or PJSC shall have notified the other in writing of the termination of this Agreement (the "Term"), provided, however, that PJSC will be entitled to its full fees under Section 3 hereof in the event that a Transaction is consummated at any time prior to the expiration of two years after such termination, or a letter of intent or definitive agreement with respect to a Transaction is executed at any time prior to two years after such termination (which letter of intent or definitive agreement subsequently results in the consummation of a Transaction at any time), (a) as to which PJSC advised the Company hereunder prior to the termination of this letter agreement or (b) which involves a party (i) identified to the Company by PJSC or (ii) with whom the Company had discussions regarding a Transaction, in each case during the Term of PJSC's engagement hereunder, and provided, further, that the provisions of Section 3 through 7 and Exhibit A hereto shall survive any such termination.

                  Section 7.   Miscellaneous.

                  (a) PJSC acknowledges that the Company shall have no obligation to enter into any Transaction and shall have the right to reject any Transaction or to terminate negotiations with respect to any Transaction at any time for any reason or for no reason.

                  (b) Except as contemplated by the terms hereof or as required by applicable law, PJSC shall keep confidential and shall cause all authorized recipients described in this Section 7(b) to keep confidential, all non-public information provided to it by the Company, and shall not disclose such information to any third party, other than in confidence to such of its directors,


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Centennial Cellular Corp.
October 15, 1996

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officers, employees, counsel and advisors as PJSC determines to have a need to know in order to render services hereunder provided that such parties are informed by PJSC of the confidential nature of such information.

                  (c) Except as required by applicable law, any advice to be provided by PJSC under this letter agreement shall not be disclosed publicly or made available to third parties without the prior written approval of PJSC.

                  (d) The Company agrees that PJSC shall have the right after completion of a Transaction to place advertisements in financial and other newspapers and journals at its own expense describing its services hereunder.

                  (e) This letter agreement may not be amended or modified except by a writing executed by each of the parties and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof, and the provisions hereof, including without limitation, the obligation to make the payments set forth in
Section 3 above shall be binding on the Company and its successors and assigns.

                  (f) Any lawsuits with respect to, in connection with or arising out of this letter agreement shall be brought in a court for the Southern District of New York and the parties hereto consent to the jurisdiction and venue of such court for the Southern District as the sole and exclusive forum, unless such court is unavailable, for the resolution of claims by the parties arising under or relating to this letter agreement. The parties hereto further agree that proper service of process on a party may be made on any agent designated by such party located in the State of New York.

                  (g) To the extent permitted by applicable law, each of the parties hereto hereby waives trial by jury, rights of setoff, and the right to impose counterclaims in any lawsuit with respect to, in connection with or arising out of this letter agreement, or any other claim or dispute relating to the engagement of PJSC arising between the parties hereto. Each of the parties hereto confirms that the foregoing waivers are informed and freely made.

                  (h) The relationship of PJSC to the Company hereunder shall be that of an independent contractor and PJSC shall have no authority to bind, represent or otherwise act as agent for the Company.


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Centennial Cellular Corp.
October 15, 1996

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                  If the foregoing correctly sets forth the understanding and agreement between PJSC and the Company, please so indicate by signing the enclosed copy of this letter, whereupon it shall become a binding agreement between the parties hereto as of the date first above written.


                                              Very truly yours,

                                              PETER J. SOLOMON COMPANY LIMITED

                                               By:   /s/ KENNETH T. BERLINER
                                                   --------------------------
                                                   Kenneth T. Berliner
                                                   Principal

Accepted and Agreed to as of the day first written above:

CENTENNIAL CELLULAR CORP.

By:  /s/ BERNARD P. GALLAGHER
   ---------------------------
   Bernard P. Gallagher
   Chairman and Chief
    Executive Officer


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                                                                       EXHIBIT A

The Company shall:

                  (a) indemnify and hold harmless PJSC and its affiliates, counsel and other professional advisors, and the respective directors, officers, controlling persons, agents and employees of each of the foregoing (PJSC and all of such other persons being collectively, "Indemnified Parties"), from and against any losses, claims, damages, judgments, investigations, costs, settlement costs, fines, penalties, liabilities, arbitration awards and expenses, including its reasonable attorneys' fees and disbursements (collectively, "Losses"), arising out of or resulting from any actions, suits, claims, arbitrations, investigations (whether formal or informal) or administrative or other proceedings, or threats thereof (collectively "Actions"), brought or made against any such Indemnified Party by any person or entity arising under or in connection with the rendering of services by PJSC hereunder, unless it is finally judicially determined by a court of competent jurisdiction that such Losses arose primarily out of the gross negligence or bad faith of such Indemnified Party in performing such services; and

                  (b) reimburse any Indemnified Party promptly for or, at the Indemnified Party's option, advance amounts sufficient to cover, any legal or other expenses reasonably incurred in any Action; provided, however, that in the event a final judicial determination is made to the effect specified in clause
(a) above such Indemnified party will promptly remit to the Company any amounts reimbursed or advanced under this clause (b).

                  The Company agrees that the provisions of this Exhibit A shall apply whether or not any Indemnified Party is a formal party to any such Action; that the Company will not settle or resolve any such Action unless it obtains the written consent of such Indemnified Party and an express release of such Indemnified Party from all liability; and that such Indemnified Party is entitled to retain separate counsel of its choice in connection with any of the matters to which this Exhibit A relates.

                  The Company agrees that if any right of any Indemnified Party set forth in the preceding paragraphs is finally judicially determined to be unavailable (except by reason of the gross negligence or bad faith of such Indemnified Party), or is insufficient to hold such Indemnified Party harmless against such losses as contemplated herein, then the Company shall contribute to such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Indemnified Party, on the other hand, in


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connection with the transactions contemplated hereby, and (ii) if (and only if)
the allocation provided in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and such Indemnified Party; provided, however, that in no event shall the amount, if any, to be contributed by all Indemnified Parties exceed the amount of the fees actually received by PJSC hereunder.

                  The rights of the Indemnified Parties hereunder shall be in addition to any other rights that any Indemnified Party may have at common law, by statute or otherwise.


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